Exhibit 23  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to the Retirement Savings Opportunity Plan of The Ryland Group, Inc. of our report dated May 18, 2000, with respect to the financial statements and schedules of The Ryland Group, Inc. Retirement Savings Opportunity Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/  Ernst & Young LLP

Baltimore, Maryland
May 18, 2000